UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2018 (October 8, 2018)

PROFESSIONAL DIVERSITY NETWORK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 8, 2018, the Board of Directors (the “Board”) of Professional Diversity Network, Inc., a Delaware company (the “Company”) appointed Ms. Lida Fang as a new member of the Board, effective immediately.

Ms. Fang (age 60) has extensive experience and resources in the media industry and has been actively promoting the career development for Chinese women. From March 2001, Ms. Fang has been serving as the editor in chief of magazine Illustrated Newspaper of Macao, Hong Kong and Taiwan. From 2001 to 2017, Ms. Fang served as a member of the committee of Beijing Liaison Committee of China Democratic National Construction Association. Since 2008, Ms. Fang has been working as the vice academic dean of Beijing Charity Academy. Ms. Fang received her MBA from Beihang University in 2004 and her bachelor degree in Computer Science from HeFei University of Technology in 1985.

In connection with her appointment as a director to the Company, Ms. Fang shall receive an annual compensation of $5,000. Ms. Fang will also receive $500 for each Board meeting and phone conference she attends. In addition, Ms. Fang is granted $25,000 worth restricted stock units of the Company, which will be vested one year after the date of grant.

There are no understandings or arrangements between Ms. Fang and any other person pursuant to which Ms. Fang was selected as a director. There is no family relationship between Ms. Fang with any of our other officers and directors, or person nominated or chosen by the Company to become an officer or director. Except for the above disclosure, in the past two years there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which the Ms. Fang had or will have a direct or indirect material interest, and there are currently no such proposed transaction.

On October 9, 2018, Mr. Xianfang (Scott) Liu resigned as a member of the Board as well as from his membership in the Board’s audit committee and nominating and corporate governance committee, effective immediately. Mr. Liu’s decision to resign was caused by his personal reasons and was not as a result of any disputes with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2018	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Jiangping (Gary) Xiao
Jiangping (Gary) Xiao
Chief Financial Officer